UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): July 20, 2007

CWABS Asset-Backed Certificates Trust 2007-9
(Exact name of the issuing entity)
Commission File Number of the issuing entity: 333-140960-04

CWABS, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-140960

Countrywide Home Loans, Inc.
(Exact name of the sponsor as specified in its charter)

Delaware	95-4596514
(State or Other Jurisdiction of Incorporation of the depositor)	(I.R.S. Employer Identification No. of the depositor)

4500 Park Granada, Calabasas, California	91302
(Address of Principal Executive Offices of the depositor)	(Zip Code)

The depositor’s telephone number, including area code (818) 225-3237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 Regulation FD

Item 7.01 Regulation FD Disclosure.

On June 8, 2007, CWABS, Inc. (the “Company”) created the CWABS Asset-Backed Certificates Trust 2007-9 (the “Issuing Entity”) pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of May 1, 2007, by and among the Company, as depositor, Countrywide Home Loans, Inc. (“CHL”), as a seller, Park Monaco Inc. (“Park Monaco”), as a seller, Park Sienna LLC (“Park Sienna”), as a seller, Countrywide Home Loans Servicing LP, as master servicer, The Bank of New York, as trustee (the “Trustee”), and The Bank of New York Trust Company, N.A., as co-trustee. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

On June 29, 2007, the Company entered into a Subsequent Transfer Agreement, dated as of June 29, 2007, by and among the Company, as depositor, CHL, as a seller, Park Monaco, as a seller, Park Sienna, as a seller, and the Trustee, providing for the transfer of Subsequent Mortgage Loans to the Issuing Entity.

On July 20, 2007, the Company entered into a Subsequent Transfer Agreement, dated as of July 20, 2007, by and among the Company, as depositor, CHL, as a seller, Park Monaco, as a seller, Park Sienna, as a seller, and the Trustee, providing for the transfer of Subsequent Mortgage Loans to the Issuing Entity. The Funding Period ended on July 20, 2007.

Exhibit 99.1 describes certain characteristics of the final mortgage pool following the transfer to the Issuing Entity of all Subsequent Mortgage Loans during the Funding Period. All characteristics described on Exhibit 99.1 are as of the Cut-off Date for each respective Mortgage Loan.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1 Characteristics of the Final Mortgage Pool

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CWABS, INC.

By:	/s/ Elizabeth Chen

Name: Elizabeth Chen Title: Senior Vice President

Dated: August 6, 2007

Exhibit Index

Exhibit

99.1	Characteristics of the Final Mortgage Pool